UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 8, 2008, Exelixis, Inc. (the “Company”) sent a notice to all of its employees, including its executive officers, informing them that there will be an upcoming suspension period under the Exelixis, Inc. 401(k) Plan (the “Plan”). The suspension is the result of the scheduled transition of investment, trustee and recordkeeping services to a new trustee and administrator. The notice states that, as a result of these changes, there will be a period of time, beginning on Monday, March 24, 2008 at 1:00 p.m. P.S.T. and expected to end on or before May 21, 2008 (the “Blackout Period”), when Plan participants will be unable to access their accounts to direct or diversify their investments, obtain a loan from the Plan or obtain a distribution from the Plan. The Company received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on January 28, 2008.

On March 28, 2008, the Company sent a notice to its directors and executive officers informing them of the Blackout Period and the prohibitions on trading in the Company’s securities during the Blackout Period. The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and a copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: March 28, 2008	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary